Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders

Nuveen North Carolina Dividend Advantage Municipal Fund 2

811-10525

The annual meeting of shareholders was held in the offices of Nuveen Investments on December 16, 2011;
at this meeting the shareholders were asked to vote on the election of Board Members, the elimination of Fundamental Investment Policies and the approval of new Fundamental Investment Policies. In addition, the shareholders were asked to vote on the approval of the issuance of additional common shares and on the approval of an Agreement and Plan of Reorganization.
The meeting was subsequently adjourned to January 31, 2012, March 5, 2012, April 13, 2012 and May 14, 2012.


Voting results for the annual meeting are as follows:

<c> Common and Preferred Shares voting
 together as a class
<c>  Preferred Shares
To approve the elimination of the fundamental policies relating to the Funds ability to make loans.


   For
            3,279,122
            1,160,468
   Against
               246,122
                 54,970
   Abstain
               111,471
                 25,000
   Broker Non-Votes
               980,508
               429,871
      Total
            4,617,223
            1,670,309



To approve the new fundamental policy relating to the Funds ability to make loans.


   For
            3,287,176
            1,170,468
   Against
               239,227
                 44,970
   Abstain
               110,312
                 25,000
   Broker Non-Votes
980,508
 429,871
      Total
            4,617,223
            1,670,309



To approve the Agreement and Plan of
Reorganization.


   For
            3,761,433
            1,528,669
   Against
               194,828
                 50,870
   Abstain
               153,000
                 52,000
   Broker Non-Votes
               905,496
               338,879
      Total
            5,014,757
            1,970,418



Proxy materials for the annual meeting are herein incorporated by reference to the SEC filing on November 3, 2011, under Conformed Submission Type DEF N 14 8C/A, accession number 0001193125-11-293391.

..